EXHIBIT 5.1

OPINION OF BECKER NEW YORK, P.C.

November 26, 2024

IEH Corporation

140 58th Street, Suite 8E

Brooklyn, NY 11220

Re: IEH Corporation

       Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to IEH Corporation, a New York corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (together with all exhibits thereto, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, relating to the registration by the Company of 750,000 shares (the “Plan Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock:), authorized for issuance pursuant to the Company’s 2020 Equity Stock Based Compensation Plan (the “2020 Plan”). This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933 (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of: (i) the Registration Statement, as filed with the Commission under the Act on the date hereof; (ii) the 2020 Plan; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (iv) the By-laws of the Company; and (v) such other documents, certificates and records, including certificates and receipts of public officials and certificates of officers or other representatives of the Company, and others as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

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The opinion set forth below is subject to the following further qualifications, assumptions and limitations that:

(a)	all Plan Shares will be issued in accordance with the terms of the 2020 Plan;

(b)	a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Plan Shares are issued;

(c)	the consideration received by the Company for each Plan Share delivered pursuant to the 2020 Plan shall not be less than the par value of the Common Stock; and

(d)	the registrar and transfer agent for the Common Stock will duly register such issuance and countersign the Stock certificates evidencing such Plan Shares and such Stock certificates will conform to the specimen certificates examined by us.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Plan Shares have been duly authorized for issuance and, when delivered and paid for in accordance with the terms of the 2020 Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the New York Business Corporation Law.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Becker New York, P.C.
Becker New York, P.C.

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